UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 18, 2017

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Marshall Islands	000-54907	46-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MH 96960 Ajeltake Road
Majuro, Marshall Islands
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(929) 314-3718

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 18, 2017, Accurexa Inc. (the “Company”) entered into a license agreement under which Medisun Holdings Limited (“Medisun”) granted a non-exclusive licence (the “Licence”) (including access to Medisun’s clinical network facilities in the Greater China) to use Medisun’s NK (Natural Killer) cell technology to Accurexa for 10 years (the “Term”) in the United States and the Greater China (People’s Republic of China, Hong Kong, the Macau Special Administrative Region and Taiwan). Medisun has developed its NK cell technology for the treatment of cancer. The NK cell technology is currently clinically used to treat cancer patients at Medisun’s network clinical facilities. The Licence includes Medisun’s provision of relevant technical advice and support from time to time required by Accurexa during the Term. In exchange for the License, Accurexa issued 10,000,000 shares of the Company’s common stock to Medisun. These shares were issued pursuant to Regulation D under the Securities Act of 1933, as amended, are exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and bear an appropriate restrictive legend.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignations

On April 18, 2017, Bryan Lee, PhD resigned as President & Chief Executive Officer, and Director of the Company’s Board, effective immediately.  Mr. Lee’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On April 18, 2017, Mr. Stefan Moll resigned as Chief Financial Officer, effective immediately. Mr. Moll’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On April 18, 2017, Mr. Oliver Jackson resigned as Director of the Company’s Board, effective immediately.  Mr. Jackson’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Appointments

On April 18, 2017, the Board of Directors of the Company appointed Ms. Sophia Yaqi Sun as President & Chief Executive Officer, Chief Financial Officer, and Director of the Company’s Board, effective immediately.

Ms. Sun (age 35) is the Senior Vice President of Medisun Holdings Limited (“Medisun”, together with its subsidiaries and its affiliated companies, collectively, the “Medisun Group”), and the Vice President of National Investments Fund Limited (“NIF”).  The Medisun Group is a group of companies principally engaged in medical and healthcare related businesses, and is committed to stem cell regenerative and precision medicine industry investments and the commercialization of regenerative and precision medicine technologies.  NIF is a company incorporated in the Cayman Islands, the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited.  Prior to joining Medisun and NIF, Ms. Sun has worked for Ernest & Young LLP in Beijing and San Francisco, leading audit teams in financial auditing, bad debt evaluation, merger acquisition due diligence for commercial banks.  Ms. Sun has obtained her Bachelor’s degree at University of International Business and Economics in the People’s Republic of China, and her Master of Business Administration degree at the University of Illinois.

On April 18, 2017, the Board of Directors of the Company appointed Ms. Lisha Huang as Director of the Company’s Board, effective immediately.

Ms. Huang (age 57) has been a Director of Medisun Holdings Limited and Medisun Group companies since 2014. Prior, Ms. Huang was an Excutive Director of New Sakai Hong Kong Limited, a company incorporated in Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: April 20, 2017	By: /s/ Sophia Sun
Name: Sophia Sun
Title: President & CEO